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                                                                  EXHIBIT 23(ii)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 1998, with respect to the financial statements for the years ended December 31, 1996 and 1997 of Talk Visual Corporation included in the Annual Report on Form 10-KSB for the year ended December 31, 1998 and appearing in Talk Visual Corporation's Joint Proxy Statement/Prospectus /Notification of Merger dated May 28, 1999.

                                    BDO SEIDMAN, LLP

Los Angeles, California
June 4, 1999